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                                                                    EXHIBIT 99.8

                              FRONT SIDE OF PROXY

AMERICAN ONCOLOGY RESOURCES, INC.   Annual Meeting    Proxy No.    Shares
                                    June 15, 1999                  In Your Name




The undersigned hereby appoints R. DALE ROSS and LEO E. SANDS, or either of them, each with power to appoint his substitute, as proxies of the undersigned and authorizes them to represent and vote, as designated below, all the shares of the Common Stock of American Oncology Resources, Inc. that the undersigned would be entitled to vote if personally present, and to act for the undersigned at the annual meeting to be held June 15, 1999, or any adjournment thereof.

                                              Dated:_____________________, 1999

                                              _________________________________

                                              _________________________________
                                              Signature(s) of Stockholder(s)

                                              (Please sign exactly as shown
                                              hereon. Executors, administrators,
                                              guardian, trustees, attorneys, and
                                              officers signing for corporations
                                              should give full title. If a
                                              partnership or jointly owned, each
                                              owner should sign.)

                              BACK SIDE OF PROXY

AMERICAN ONCOLOGY RESOURCES, INC.    Annual Meeting
                                     June 15, 1999     Continued from other side

This proxy will be voted in the manner directed herein and in accordance with the accompanying Joint Proxy Statement and Prospectus. Receipt of the Joint Proxy Statement and Prospectus and the Annual Report for the fiscal year ended December 31, 1998 is hereby acknowledged. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3, 4, 5, 6 and 7 which are being proposed by the Board of Directors of American Oncology Resources, Inc.

1. APPROVAL OF THE ISSUANCE OF UP TO 50,000,000 SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF AMERICAN ONCOLOGY RESOURCES IN CONNECTION WITH THE AGREEMENT AND PLAN OF MERGER DATED AS OF DECEMBER 11, 1998, AMONG AMERICAN ONCOLOGY RESOURCES, INC., PHYSICIAN RELIANCE NETWORK, INC. AND DIAGNOSTIC ACQUISITION, INC., A WHOLLY-OWNED SUBSIDIARY OF AOR.
   [_] FOR     [_] AGAINST    [_] ABSTAIN
2. APPROVAL OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
   [_] FOR     [_] AGAINST    [_] ABSTAIN
3. APPROVAL OFF AMENDMENT TO THE COMPANY'S 1993 AFFILIATE STOCK OPTION PLAN
   [_] FOR     [_] AGAINST    [_] ABSTAIN
4. APPROVAL OF AMENDMENTS TO THE COMPANY'S 1993 NON-EMPLOYEE DIRECTORS STOCK
   PLAN
   [_] FOR     [_] AGAINST    [_] ABSTAIN
5. ELECTION OF SEVEN DIRECTORS:
   Nominees: Russell L. Carson, James E. Dalton, Stanley M. Marks, M.D., Richard B. Mayor, Robert A. Ortenzio, Edward E. Rogoff, M.D., R. Dale Ross (Mark only one)
   [_] VOTE FOR all nominees listed, except as marked to the contrary above (if any).
                  (To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above).
   [_]  WITHHOLD AUTHORITY to vote for all nominees listed above.
6. APPROVAL OF AMENDMENT TO THE COMPANY'S 1993 KEY EMPLOYEE STOCK OPTION PLAN
   [_] FOR     [_] AGAINST    [_] ABSTAIN
7. RATIFICATION OF APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS
   [_] FOR     [_] AGAINST    [_] ABSTAIN
8. In accordance with their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        ________________________________________________________________
                PLEASE MARK, DATE AND SIGN THIS PROXY